Exhibit 10.6

No. 2	250,000 Shares of Common Stock*

WARRANT TO PURCHASE CAPITAL STOCK

OF

OCZ TECHNOLOGY GROUP, INC.

ISSUED ON JUNE 13, 2013

VOID AFTER 5:30 P.M., EASTERN TIME, ON JUNE , 2018

THIS WARRANT AND ANY SHARES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT (I) COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR (II) APPLICABLE EXEMPTIONS THEREFROM SUBJECT TO THE RIGHT OF THE COMPANY TO RECEIVE AN OPINION OF COUNSEL SATISFACTORY TO OCZ TECHNOLOGY GROUP INC. THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

FOR VALUE RECEIVED, OCZ TECHNOLOGY GROUP, INC., a Delaware corporation (and any successor or surviving entity that assumes the obligations of the Company under this Agreement, the “Company”), hereby agrees to sell upon the terms and conditions hereinafter set forth, but no later than 5:30 p.m., Eastern Time, on the Expiration Date (as hereinafter defined) to HERCULES TECHNOLOGY GROWTH CAPITAL, INC. or its registered assigns (the “Holder”), under the terms as hereinafter set forth, an aggregate number of fully paid and non-assessable shares of Warrant Shares (defined below), equal to the quotient derived by dividing (a) $365,000.00 by (b) the Warrant Price (defined below), pursuant to this warrant (this “Warrant”); provided that the New Issuance does not occur on or before June 18, 2013, then the foregoing clause (a) shall be increased by $73,000 each calendar day until the closing of the New Issuance (by way of example, on June 19, 2013 clause (a) shall be increased to $438,000, on June 20, 2013 clause (a) shall be increased to $511,000, and on June 21, 2013 clause (a) shall be increased to $584,000). The number of Warrant Shares to be so issued and the Warrant Price are subject to adjustment in certain events as hereinafter set forth.

1. Definitions

a. “Act” has the meaning set forth in the legend above.

b. “Certificate of Incorporation” means the Certificate of Incorporation of the Company, as such Certificate of Incorporation may be amended, restated or supplemented from time to time.

*	Subject to adjustment as set forth herein.

c. “Common Stock” means the Company’s Common Stock, par value $0.0025 per share.

d. “Common Stock Equity Securities” means shares of Common Stock and any options, warrants, rights or other securities (other than Other Capital Stock) that are exercisable, convertible or exchangeable into, or otherwise provide the right to purchase or acquire, shares of Common Stock.

e. “Company” has the meaning set forth in the preamble hereto.

f. “Dilutive Issuance Price” has the meaning set forth in Section 7(d) hereof.

g. “Equity Securities” means any Common Stock Equity Securities or Other Capital Stock Equity Securities.

h. “Excluded Securities” means:

(i) Equity Securities issued to directors, officers, employees and consultants of the Company or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan, consultant equity compensation plan or arrangement approved by the Board of Directors of the Company or an authorized committee thereof, including any repurchase or stock restriction agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services and approved by the Board of Directors of the Company;

(ii) shares of Common Stock issued upon the exercise, conversion or exchange of any Equity Securities described in clause (i) above;

(iii) Equity Securities issued in connection with bona fide acquisitions, mergers or similar transactions, the terms of which are approved by the Board of Directors of the Company;

(iv) shares of Common Stock issued upon exercise, conversion or exchange of any Equity Securities outstanding on the date hereof and set forth on Schedule A hereto;

(v) Equity Securities issued pursuant to (A) a dividend or other distribution on outstanding Common Stock of the Company, (B) a subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (C) a combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock;

(vi) Equity Securities issued to financial institutions or lessors in connection with commercial credit arrangements, equipment financings or similar transactions approved by the Board (other than the Equity Securities issued in connection with the New Issuance);

(vii) Equity Securities issued pursuant to a bona fide, firm underwritten public offering of the Company’s Equity Securities;

(viii) Equity Securities issued in connection with bona fide strategic collaborations, development agreements or licensing transactions approved by the Board;

(ix) Equity Securities issuable as a result of the application of similar antidilution provisions in respect of any other Equity Securities of the Company; or

(x) Equity Securities issued to any placement agent and/or its designees in connection with any offering or financing of the Company.

i. “Expiration Date” means June                     , 2018.

j. “fair market value” has the meaning set forth in Section 2(a) hereof

k. “Fully-Diluted Basis” means, at any given time and without duplication, the aggregate number of shares of Common Stock and any other shares of capital stock of the Company outstanding at such time assuming full exercise, conversion or exchange (as applicable) of any option, right, warrant or other security that is exercisable, exchangeable or convertible into shares of Common Stock, that is outstanding at such time.

l. “Holder” has the meaning set forth in the preamble hereto.

m. “Loan Agreement” has the meaning set forth in Section 12 hereof

n. “March 2013 Warrant” means that certain Warrant to Purchase Capital Stock, dated March 11, 2013, as amended by that certain Amendment No. 1 to Purchase Capital Stock, dated June 14, 2013, issued by the Company to Holder.

o. “Net Issuance” has the meaning set forth in Section 2(a) hereof.

p. “New Issuance” means any issuance or sale by the Company of any Equity Securities (including the issuance or sale of any Equity Securities owned or held by or for the account of the Company), other than Excluded Securities, which issuance or sale occurs on or before July 31, 2013 and in connection with such issuance or sale, together with the proceeds of the incurrence or issuance by the Company of any subordinated indebtedness or subordinated debt securities, the Company receives gross proceeds of at least $10,000,000. The Company shall provide notice to the Holder of the terms of the New Issuance (including the purchase price and terms of the securities to be issued in the New Issuance) not less that one (1) business day after the consummation of the New Issuance, such notice to be given by email to the following email address(es): to Kevin Grossman at kgrossman@herculestech.com, and to Derek Jensen at djensen@herculestech.eom, and to be clearly identified in the subject line of such notice as “NOTICE OF NEW ISSUANCE AND WARRANT OPTION ELECTION”.

q. “Other Capital Stock” means any class or series of capital stock of the Company, other than the Common Stock.

r.“Other Capital Stock Equity Securities” means shares of Other Capital Stock and any options, warrants, rights or other securities that are exercisable, convertible or exchangeable into, or otherwise provide the right to purchase or acquire, shares of Other Capital Stock.

s. “Transfer Notice” has the meaning set forth in Section 3(b) hereof

t. “Warrant” means this Warrant and any subsequent Warrant issued in accordance with the terms hereof

u. “Warrant Price” means (a) if Warrant Shares means the Company’s Common Stock, $1.46 per share, or (b) if the Holder elects option (B) of the definition of Warrant Shares, then Warrant Price means, the price per share of the Other Capital Stock issued in the New Issuance, in either case subject to adjustment pursuant to Section 7. In determining the price per share of Other Capital Stock issued in the New Issuance, such price per share shall be the weighted average price per share of all shares of Other Capital Stock of the same series or class issued in the New Issuance calculated by dividing (x) the total number of shares of Other Capital Stock issued in the New Issuance (including all shares of Other Capital Stock that may be issued upon the exercise, conversion or exchange of all Other Capital Stock Equity Securities issued in the New Issuance that are exercisable, convertible or exchangeable for such Other Capital Stock) by (y) the total consideration received by the Company upon consummation of the New Issuance, as well as the total consideration to be received by the Company assuming full exercise, conversion or exchange of all Other Capital Stock Equity Securities issued in the New Issuance that are exercisable, convertible or exchangeable for such Other Capital Stock in accordance with their terms.

v. “Warrant Shares” means either (A) shares of Common Stock, par value $0.0025 per share, or (B) if the New Issuance includes the issuance of any Other Capital Stock Equity Securities and the Holder so elects, the shares of Other Capital Stock issued (directly or indirectly) in such New Issuance. The election of the Holder described in the preceding clause (B) shall be made by the Holder no later than the close of business on the tenth business day following the consummation of the New Issuance. If the New Issuance consists of the issuance (directly or indirectly) of more than one series or class of Other Capital Stock and the Holder’s elects option (B) of this definition, then (x) this Warrant shall be exercisable into shares of each series or class of Other Capital Stock in the same proportion as each series or class of Other Capital Stock were issued in the New Issuance, (y) this Warrant shall be replaced with new Warrants, with each new Warrant exercisable into a separate series or class of Other Capital Stock issued in the New Issuance and (z) the term “Warrant Price” of each new Warrant shall mean price per share of the applicable series or class of Other Capital Stock. If the Holder elects option (B) of this definition and the New Issuance includes Other Capital Stock Equity Securities that are exercisable or convertible into, or exchangeable for, shares of Other Capital Stock subject to the satisfaction (or waiver) of specified terms and conditions, then this Warrant shall be exercisable into shares of such Other Capital Stock subject to satisfaction (or waiver) of the same terms and conditions.

2. Exercise of Warrant.

a. At any time prior to the Expiration Date, the Holder or its assignee may exercise this Warrant according to its terms by completing the subscription form attached hereto and surrendering this Warrant to the Company at the address set forth in Section 13, accompanied by payment in full of the purchase price for the number of the Warrant Shares specified in the subscription form, or as otherwise provided in this Warrant, prior to 5:30 p.m., Eastern Time on the Expiration Date. Payment of the purchase price may be made (1) in cash or certified check or by bank draft in lawful money of the United States of America or (ii) in accordance with the net issuance formula below (“Net Issuance”).

If the Holder elects the Net Issuance method of payment, then the Company shall issue to Holder upon exercise such number of Warrant Shares determined in accordance with the following formula:

X =	Y(A-B)
A

Where X = the number of Warrant Shares to be issued to the Holder;

Y =	the number of Warrant Shares with respect to which the Holder is exercising its rights under this Warrant;

A =	the fair market value of one (1) Warrant Shares on the date of exercise; and

B =	the Warrant Price.

For purposes of the above calculation, “fair market value” shall mean:

(i)	if the Warrant Share is listed or traded on the NASDAQ stock market or any United States securities exchange or quoted on any securities quotation service operated by NASDAQ (including the OTC Bulletin Board), the twenty day volume weighted average trading price for the twenty trading days ending on the second trading day prior to the date of exercise; or

(ii)

if at any time the Warrant Share is not listed or traded on any United States stock exchange or quoted on any securities quotation service operated by NASDAQ, the fair market value determined in good faith by the Board of Directors of the Company and approved in good faith by the Holder. In the event that the Holder does not accept the valuation determined by the Board, then the Company and the Holder shall, in good faith, select an independent valuation firm mutually acceptable to each of them to conduct a valuation of the price of a Warrant Share. The Holder may elect, in its sole discretion, to receive the number of shares of Warrant Shares issuable to it upon exercise of this Warrant calculated using the fair market value as determined in good faith by the Board of Directors of the Company. Upon the determination of the independent valuation firm, the Company and the Holder will make adjustments to the issuance of Warrant Shares based on the determination of such independent valuation firm. The determination of such independent valuation firm shall be conclusive, absent manifest error, as between the Company and the Holder for purposes herein. The Company shall pay all costs and expenses associated with the engagement of the independent valuation firm; provided that a valuation is not required more than once in any given twelve (12) consecutive month period. If at any time there will be more than one Holder, then any determination of the fair market value, made with respect to a Holder, shall apply to all the Holders, unless any party proves that a material change in the valuation of the Company has occurred since the valuation was determined.

b. This Warrant may be exercised in whole or in part so long as any exercise in part hereof would not involve the issuance of fractional shares of Warrant Shares. If exercised in part, the Company shall deliver to the Holder a new Warrant, identical in form, in the name of the Holder, evidencing the right to purchase the number of Warrant Shares as to which this Warrant has not been exercised, which new Warrant shall be signed by the Chairman, Chief Executive Officer or President and the Secretary or Assistant Secretary of the Company.

c. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. The Company shall pay cash in lieu of fractional shares with respect to the Warrants based upon the fair market value of such fractional shares of Warrant Shares (which, for purposes of this Section 2(c), shall be the closing price of such shares on the exchange or market on which the Warrant Share is then traded) at the time of exercise of this Warrant.

d. To the extent this Agreement is not previously exercised as to all Warrant Shares subject hereto, and if the fair market value of one share of the Warrant Shares is greater than the Warrant Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 2(a) (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of one share of the Warrant Shares upon such expiration shall be determined pursuant to Section 2(a). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 2(d), the Company agrees to promptly notify the Holder of the number of shares of Warrant Shares, if any, the Holder is to receive by reason of such automatic exercise.

3. Disposition of Warrant Shares and Warrant.

a. The Holder hereby acknowledges that (i) this Warrant and any Warrant Shares purchased pursuant hereto are, as of the date hereof, not registered: (A) under the Act on the ground that the issuance of this Warrant is exempt from registration under Section 4(2) of the Act as not involving any public offering or (B) under any applicable state securities law because the issuance of this Warrant does not involve any public offering and (ii) the Company’s reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations hereby made to the Company by the Holder. The Holder represents and warrants that it is (i) an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Securities Act, (ii) (A) familiar with the business and affairs of the Company and (B) knowledgeable and experienced in financial and business matters to the extent that such Holder is capable of evaluating the merits and risks of an investment in the Warrant and the Warrant Shares, and (iii) acquiring this Warrant and will acquire the Warrant Shares for investment for its own account, with no present intention of dividing his, her or its participation with others or reselling or otherwise distributing the same.

b. Subject to compliance with applicable federal and state securities laws and the immediately following sentence, and if such intended transferee is not an affiliate of the Holder and the intended transferee provides a duly executed written confirmation that the representations and warranties in Section 3(a) of this Warrant are true and correct as to such intended transferee, this Warrant and all rights hereunder are transferable, in whole or in part, without charge to the holder hereof (except for transfer taxes) upon surrender of this Warrant properly endorsed. The Holder hereby agrees that it will not sell or transfer all or any part of this Warrant and/or Warrant Shares unless and until it shall first have given notice to the Company describing such sale or transfer and, if requested by the Company in writing, furnished to the Company either (i) an opinion, reasonably satisfactory to counsel for the Company, of counsel (skilled in securities matters, selected by the Holder and reasonably satisfactory to the Company) to the effect that the proposed sale or transfer may be made without registration under the Act and without registration or qualification under any state law, or (ii) an interpretative letter from the Securities and Exchange Commission to the effect that no enforcement action will be recommended if the proposed sale or transfer is made without registration under the Act. Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable subject to the transfer restrictions provided for herein, and that the holder hereof, when this Warrant shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant and, notwithstanding any other provision of this Warrant to the contrary, shall be the Holder as referred to in this Warrant.

The proper transfer of this Warrant shall be recorded in the registry referred to in Section 8(e) upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit II the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer. Until the Company receives such Transfer Notice, the Company may treat the registered owner hereof as the owner for all purposes.

c. If, at the time of issuance of the Warrant Shares issuable upon exercise of this Warrant, no registration statement is in effect with respect to such shares under applicable provisions of the Act, the Company may at its election require that the Holder provide the Company with written reconfirmation of the Holder’s investment intent and that any stock certificate delivered to the Holder of a surrendered Warrant shall bear legends reading substantially as follows:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED, DONATED OR OTHERWISE TRANSFERRED WITHOUT (I) COMPLIANCE WITH THE REGISTRATION OR QUALIFICATION PROVISIONS OF APPLICABLE FEDERAL AND STATE SECURITIES LAWS OR (II) APPLICABLE EXEMPTIONS THEREFROM SUBJECT TO THE RIGHT OF THE COMPANY TO RECEIVE AN OPINION OF COUNSEL SATISFACTORY TO OCZ TECHNOLOGY GROUP INC. THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.

In addition, so long as the foregoing legend may remain on any stock certificate delivered to the Holder, the Company may maintain appropriate “stop transfer” orders with respect to such certificates and the shares represented thereby on its books and records and with those to whom it may delegate registrar and transfer functions.

4. Reservation of Shares. The Company hereby agrees that at all times there shall be reserved for issuance upon the exercise of this Warrant such number of shares of its Common Stock as shall be required for issuance upon exercise of this Warrant and shall at all times have a sufficient number of authorized shares so as to permit the issuance of the shares of Common Stock upon exercise of this Warrant. The Company further agrees that all Warrant Shares represented by this Warrant will be duly authorized and will, upon issuance and against payment of the exercise price, be validly issued, fully paid and non-assessable.

5. Exchange, Transfer or Assignment of Warrant. This Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other Warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of shares of Common Stock purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, with funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee named in such instrument of assignment and this Warrant shall promptly be canceled.

6. Delivery of Stock Certificate Upon Exercise. Promptly after the exercise of this Warrant and payment of the Warrant Price (which payment shall be deemed to have occurred when the funds are immediately available to the Company, unless this Warrant is being exercised pursuant to a Net Issuance), the Company will cause to be issued in the name of and delivered to the registered Holder hereof or its assigns, or such Holder’s nominee or nominees, a certificate or certificates for the number of full shares of Common Stock of the Company to which such Holder shall be entitled upon exercise (and in the case of partial exercise, a Warrant of like tenor for the unexercised portion remaining subject to exercise prior to the Expiration Date set forth herein). For all corporate purposes, such certificate or certificates shall be deemed to have been issued and such Holder or Holder’s designee to be named therein shall be deemed to have become a holder of record of such shares of Common Stock as of the date the duly executed exercise form pursuant to this Warrant, together with the full payment of the Warrant Price, is received by the Company as aforesaid.

7. Adjustment of Warrant Price and Number of Warrant Shares. The number of Warrant Shares purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment as follows:

a. Recapitalization, Reclassification and Succession. If any recapitalization of the Company or reclassification of its Common Stock or any merger or consolidation of the Company into or with a corporation or other business entity, or the sale or transfer of all or substantially all of the Company’s assets or of any successor corporation’s assets to any other corporation or business entity (any such corporation or other business entity being included within the meaning of the term “successor corporation”) shall be effected, at any time while this Warrant remains outstanding and unexpired, then, as a condition of such recapitalization, reclassification, merger, consolidation, sale or transfer, lawful and adequate provision shall be made whereby the Holder of this Warrant thereafter shall have the right to receive upon the exercise hereof as provided in Section 2 and in lieu of each share of Common Stock immediately theretofore issuable upon the exercise of this Warrant, the number and kind of such shares of capital stock, securities or other property receivable by a holder of one shares of Common Stock upon any such recapitalization, reclassification, merger, consolidation, sale or transfer, and in each such case, the terms of this Warrant shall be applicable to the shares of stock or other securities or property receivable upon the exercise of this Warrant after such consummation.

b. Subdivision or Combination of Shares. If at any time while this Warrant is outstanding, the Company shall split, subdivide or combine its class and series of capital stock of into which this Warrant is exercisable then the Warrant Price shall be proportionately decreased in the case of a split or subdivision or increased in the case of a combination. If at any time while this Warrant is outstanding, the Company shall pay a stock dividend or other stock distribution with respect to the class and series of capital stock of into which this Warrant is exercisable (except any distribution specifically provided for in this Section 7), then the Warrant Price shall be adjusted, from and after the date of determination of the shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price immediately in effect prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of class and series of capital stock of into which this Warrant is exercisable outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of class and series of capital stock of into which this Warrant is exercisable outstanding immediately after such dividend or distribution.

c. Pro Rata Distributions. If the Company, at any time while this Warrant is outstanding, distributes to all holders of class and series of capital stock of into which this Warrant is exercisable for no consideration (i) evidences of its indebtedness, (ii) any security (other than a distribution of capital stock covered by the preceding paragraphs) or (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset, excluding cash (in each case, “Distributed Property”), except, in the case of subsections (c)(i) through (c)(iv) hereof, for any distributions pursuant to the Company’s shareholders’ rights plan or similar takeover defense agreement or plan adopted by the Company, then, upon any exercise of this

Warrant that occurs after the record date fixed for determination of stockholders entitled to receive such distribution, the Holder shall be entitled to receive, in addition to the Warrant Shares otherwise issuable upon such exercise (if applicable), the Distributed Property that such Holder would have been entitled to receive in respect of such number of Warrant Shares had the Holder been the record holder of such Warrant Shares immediately prior to such record date.

d. Anti-Dilution. If the Company consummates a New Issuance consisting solely of Common Stock Equity Securities and the weighted average price per share of Common Stock in the New Issuance is less than the then effective Warrant Price (the “Dilutive Issuance Price”), then the Warrant Price shall automatically be adjusted to equal such Dilutive Issuance Price. The “weighted average price per share” of Common Stock shall be the quotient obtained by dividing (A) the total number of shares of Common Stock issued in the New Issuance (including all shares of Common Stock that may be issued upon the exercise, conversion or exchange of any Common Stock Equity Securities issued in the New Issuance that are exercisable, convertible or exchangeable for shares of Common Stock) by (B) the total consideration received by the Company upon consummation of the New Issuance, as well as the total consideration to be received- by the Company assuming full exercise, conversion or exchange of all Common Stock Equity Securities issued in the New Issuance that are exercisable, convertible or exchangeable for shares of Common Stock in accordance with their terms.

In the event the Company consummates a New Issuance involving the issuance of both Common Equity Securities and Other Capital Stock Equity Securities, the Holder shall have the option to either (I) elect option (B) of the definition of Warrant Shares or (II) elect to have the Warrant Price and the number of Warrant Shares adjusted pursuant to this Section 7(d), but not both. Such election must be made by the close of business on the second business day preceding the date of the consummation of the New Issuance. In the event the Holder does not affirmatively make either election by such time, the Holder will be deemed to have elected option (II) of the preceding sentence.

In the event the Holder elects option (B) of the definition of Warrant Shares, the antidilution rights applicable to the Equity Securities purchasable hereunder are as set forth in the Certificate of Incorporation and shall be applicable with respect to the Equity Securities issuable hereunder but without duplication of the anti-dilution provisions of this Warrant.

e. Certain Shares Excluded. The number of shares of capital stock outstanding at any given time for purposes of the adjustments set forth in this Section 7 shall exclude any shares then directly or indirectly held in the treasury of the Company.

f. No Impairment. The Company will not, in any way whatsoever, including by amendment of the Certificate of Incorporation, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder, or impair the economic interest of the Holder, but will at all times in good faith assist in the carrying out of all of the provisions hereof and in the taking of all such actions and making of all such adjustments as may be necessary or appropriate in order to protect the rights and economic interests of the Holder against impairment.

g. Notwithstanding any other provision in this Section 7 or the proviso at the end of the first sentence of the paragraph immediately preceding Section 1 of this Warrant (the “Proviso”) to the contrary, if a reduction in the Warrant Price pursuant to this Section 7, or an increase in clause (a) of the paragraph immediately preceding Section 1 of this Warrant as a result of the terms of the Proviso, would require the Company to obtain stockholder approval of the transactions contemplated by this Warrant, the March 2013 Warrant and the Loan Agreement pursuant to the applicable rules of NASDAQ or the principal securities exchange on which the Common Stock (or the Warrant Shares) are traded or quoted and such stockholder approval has not been obtained, then (1) the Warrant Price or the dollar amount of clause (a) of such paragraph shall be reduced to the maximum extent that would not require stockholder approval under such rules, and (ii) the Company shall use it commercially reasonable efforts to obtain such stockholder approval as soon as reasonably practicable, including, calling a special meeting of stockholders to vote on such Warrant Price adjustment.

8. Notice To Holders.

a. Notice of Record Date. In case:

(i) the Company shall take a record of the holders of its Common Stock (or other stock or securities at the time receivable upon the exercise of this Warrant) for the purpose of entitling them to receive any dividend (other than a cash dividend payable out of earned surplus of the Company) or other distribution, or any right to subscribe for or purchase any shares of stock of any class or any other securities;

(ii) of any capital reorganization of the Company, any reclassification of the capital stock of the Company, any consolidation with or merger of the Company into another corporation, or any conveyance of all or substantially all of the assets of the Company to another corporation; or

(iii) of any voluntary dissolution, liquidation or winding-up of the Company;

then, and in each such case, the Company will mail or cause to be mailed to the Holder hereof a notice specifying, as the case may be, (A) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (B) the date on which such reorganization, reclassification, consolidation, merger, conveyance, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such stock or securities at the time receivable upon the exercise of this Warrant) shall be entitled to exchange their shares of Common Stock (or such other stock or securities) for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, conveyance, dissolution or winding-up. Such notice shall be mailed at least 15 days prior to the record date therein specified; provided, however, failure to provide any such notice shall not affect the validity of such transaction.

b. Notice of Adjustment. Whenever any adjustment shall be made pursuant to Section 7 hereof, the Company shall promptly notify the Holder of this Warrant of the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated and the Warrant Price and number of Warrant Shares purchasable upon exercise of this Warrant after giving effect to such adjustment.

c. Warrant Register. The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. The Holder may change such address by giving written notice of the change to the Company.

9. Registration Rights. The Company agrees that the Warrant Shares shall be deemed “Registrable Securities” or otherwise entitled to the same “piggy back” registration rights provided to the investors in the New Issuance that occurs on or before June 21, 2013, which raises a minimum of $10,000,000.

10. Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of evidence reasonably satisfactory to it of the ownership and the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Company and, in the case of mutilation, upon surrender and cancellation thereof, the Company will execute and deliver a new Warrant of like tenor dated the date hereof.

11. Warrant Holder not a Stockholder. The Holder of this Warrant, in its capacity as a warrant holder, shall not be entitled by reason of this Warrant to any rights whatsoever as a stockholder of the Company.

12. Information Rights. During the term of this Warrant and to the extent it remains the Holder of this Warrant, Hercules Technology Growth Capital, Inc. shall be entitled to the information rights contained in Section 7.1 of that certain Loan and Security Agreement dated as of March 11, 2013 by and among the Company, as Borrower, certain of its subsidiaries, and Hercules Technology Growth Capital, Inc. as lender, as amended by that certain First Amendment to Loan and Security Agreement (as amended, the “Loan Agreement”), and Section 7.1 of the Loan Agreement is hereby incorporated into this Warrant by reference as though fully set forth herein, provided that (A) the Company shall not be required to deliver a Compliance Certificate (as defined in the Loan Agreement) once all Indebtedness (as defined in the Loan Agreement) owed by the Company to Hercules Technology Growth Capital, Inc. has been repaid, and (B) for as long as the Holder is the lender under the Loan Agreement, the Company shall not be required to make more than one delivery of each item of information pursuant to Section 7.1 of the Loan Agreement.

13. Notices. Any notice required or contemplated by this Warrant shall be deemed to have been duly given if transmitted by registered or certified mail, return receipt requested, or nationally recognized overnight delivery service, to the Company at its principal executive offices at OCZ Technology Group, Inc., 6373 San Ignacio Avenue, San Jose, CA 95119; Attention: Chief Executive Officer; Facsimile: 408-733-5200; Telephone: 408-440-3482, or to the Holder at the name and address set forth in the Warrant Register maintained by the Company.

14. Choice of Law. THIS WARRANT IS ISSUED UNDER AND SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO PRINCIPLES OF CONFLICTS OF LAW.

15. Jurisdiction and Venue. The Company and the Holder hereby agree that any dispute which may arise between them arising out of or in connection with this Warrant shall be adjudicated before a court located in Santa Clara County, California and they hereby submit to the exclusive jurisdiction of the federal and state courts of the State of California located in Santa Clara County with respect to any action or legal proceeding commenced by any party, and irrevocably waive any objection they now or hereafter may have respecting the venue of any such action or proceeding brought in such a court or respecting the fact that such court is an inconvenient forum, relating to or arising out of this Warrant or any acts or omissions relating to the sale of the securities hereunder, and consent to the service of process in the manner set forth in Section 13 of this Warrant.

[Signature page follows.]

IN WITNESS WHEREOF, the undersigned has duly executed this Warrant as of this 13 day of June 2013.

OCZ TECHNOLOGY GROUP, INC.

By:	/s/ Rafael Torres
Name: Rafael Torres
Title: CFO

Signature Page to Warrant to Purchase Capital Stock

SCHEDULE A

CAPITALIZATION; SUBSIDIARIES

OCZ Technology Group, Inc.:

•	Preferred Stock, $0.0025 par value, 20,000,000 shares authorized; No shares issued or outstanding as of June 12, 2013

•	Common Stock, $.0025 par value, 120,000,000 shares authorized; 68,207,166 shares issued and outstanding as of June 12, 2013

•	8,823,892 Options and RSUs Outstanding as of June 12, 2013

•	4,145,594 Warrants outstanding as of June 12, 2013 (this includes the 688,073 Hercules warrants)

EXHIBIT I

FORM OF EXERCISE

(to be executed by the registered holder hereof)

1. In lieu of exercising the attached Warrant for cash, certified check or bank draft, the undersigned hereby elects to effect the net issuance provision of Section 2 of this Warrant and receive                      (leave blank if you choose Alternative No.2 below) shares of [common/preferred] stock, par value $0.0025 per share (“[Common/Preferred] Stock”), of OCZ TECHNOLOGY GROUP, INC. issuable pursuant to the terms of the Warrant. (Initial here if the undersigned elects this alternative)

2. The undersigned hereby exercises the right to purchase                      (leave blank if you choose Alternative No.1 above) shares of [Common/Preferred] Stock of OCZ TECHNOLOGY GROUP, INC. evidenced by the within Warrant Certificate for a Warrant Price equal to [$              per share and herewith makes payment of the purchase price in full of

3. Kindly issue certificates for shares of [Common/Preferred] Stock (and for the unexercised balance of the Warrants evidenced by the within Warrant Certificate, if any) in accordance with the instructions given below.

Dated:                     , 20    .

Instructions for registration of stock:

Name (Please Print)

Social Security or other identifying Number:

Address:

City/State and Zip Code

Instructions for registration of certificate representing

the unexercised balance of Warrants (if any)

Name (Please Print)

Social Security or other identifying Number:

Address:

              City, State and Zip Code

EXHIBIT II

TRANSFER NOTICE

(To transfer or assign the foregoing Warrant execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Warrant and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

Signature Guaranteed:

NOTE: The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.